Exhibit 99.(e)(2)

THE NEEDHAM FUNDS, INC.

DISTRIBUTION AND SERVICES AGREEMENT

AGREEMENT made as of the 29 day of August, 2001, between The Needham Funds, Inc., a Maryland corporation (the “Company”),  and Needham & Company, Inc., a Delaware corporation (the “Distributor”), such Distributor to act in the manner contemplated by this Agreement.

WITNESSETH:

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a series, open-end management investment company;

WHEREAS, the Company and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of shares (the “Shares”)of the Company’s portfolios, as are listed on Exhibit A hereto, as such exhibit may from time to time be amended as set forth herein (each a “Fund” and, collectively, the “Funds”).

NOW, THEREFORE, the parties agree as follows:

Section 1. APPOINTMENT OF THE DISTRIBUTOR. The Company hereby appoints the Distributor the non-exclusive agent for each of the Funds to sell and to arrange for the sale of the Shares, including both issued and treasury shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

Section 2. SERVICES AND DUTIES OF THE DISTRIBUTOR.

(a) The Distributor agrees to sell, as agent for each of the Funds, from time to time during the term of this Agreement, Shares (whether unissued or treasury shares, in each Fund’s sole discretion) upon the terms described in the prospectus of the applicable Fund (the “Prospectus”). As used in this Agreement, the term “Prospectus” shall mean the Prospectus and Statement of Additional Information included as part of the Company’s registration statement on Form N-1A, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement on Form N-1A most recently filed by the Company with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

(b)  The Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders as of the time of payment for those orders and will transmit such orders as are so accepted to the Company’s transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c) The Distributor in its discretion may sell Shares to such registered and qualified retail dealers as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Company or any of the Funds.

(d) The offering price of the Shares shall be the net asset value (as defined in the Articles of Incorporation of the Company and determined as set forth in the Prospectus) next determined following receipt of payment. Each Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

(e) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

Section 3. COMPENSATION OF THE DISTRIBUTOR.

(a) As promptly as possible after the first business day of each month this Distribution Agreement is in effect, each Fund shall pay to the Distributor for its distribution and services expenditures and activities hereunder made or performed during the previous month at the annual rate of .25% of the average daily net assets of the Fund which are related to the Distributor’s activities hereunder; provided that payment shall be made in any month only to the extent that such payment, together with any other payments made by the Fund pursuant to its Plan (as defined herein) to the Distributor or others, shall not exceed an annual rate of .25% of the average daily net assets of the Fund for that month. The payments by the Fund made pursuant to this Agreement to the Distributor area authorized pursuant to the plan adopted by the Board of Directors of the Company on behalf of each Fund under Rule 12b-1 under the 1940 Act (the “Plan”).

(b) For purposes of this Agreement, “distribution expenditures and service activities” of the Distributor shall mean all expenditures and activities of the Distributor primarily intended to result in the sale of Shares, including, but not limited to, the following:

(i)            compensation to personnel of the Distributor and to securities dealers and other financial institutions and organizations for various distribution related services for each Fund;

(ii)           expenditures for support services such as telephone facilities and expenses and shareholder services as each Fund may reasonably request;

(iii)          formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

(iv)          preparation, printing and distribution of sales literature;

(v)           preparation, printing and distribution of the Prospectus for recipients other than existing shareholders of each Fund;

(vi)          provision to each Fund of such information, analyses and opinions, with respect to marketing and promotional activities as each Fund may, from time to time, reasonably request; and

(vii)         payment of capital or other expenses associated with the foregoing including equipment, rent, salaries, bonuses or other overhead costs.

(c) The Distributor shall prepare and deliver such reports to the Treasurer of the Company as may be required by the Plan.

Section 4. DUTIES OF THE FUNDS.

(a) Each Fund agrees to sell the Shares so long as it has shares available for sale and to deliver certificates for, or cause the Company’s transfer and dividend disbursing agent to issue non-negotiable share deposit receipts evidencing, such shares registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Fund of the net asset value thereof and written request of the Distributor therefor.

(b) Each Fund shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of each Fund, including one certified copy, upon request by the Distributor, of all financial statements prepared for each Fund by independent accountants and such reasonable number of copies of the most current Prospectus as the Distributor may request, and each Fund shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Fund’s Shares and in the performance of the Distributor under this Agreement.

(c) Each Fund shall take, from time to time, all necessary action to fix the number of authorized shares and such steps, including payment of the related filing fee, as may be necessary to register the same under the 1933 Act and the 1940 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Company agrees to file from time to time such amendments, reports and other documents as may be necessary to ensure that there will be no untrue statement of a material fact in a Registration Statement or Prospectus, or that there will be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

(d) Each Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Company may approve; provided however, that the Company shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required in connection with such qualifications.

Section 5. EXPENSES.

(a) Each Fund shall bear all costs and expenses of the continuous offering of its Shares in connection with:

(i)            fees and disbursements of its counsel and independent accountants,

(ii)           the preparation, filing and printing of the Registration Statement and/or Prospectus required under the federal securities laws,

(iii)          the preparation and mailing of annual and interim reports, prospectuses and proxy materials to existing shareholders and

(iv)          the qualifications of Shares for sale under the securities laws of such states or other jurisdictions as shall be selected by the Company and the Distributor pursuant to Section 4(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

(b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by any Fund and other materials used by the Distributor in connection with its offering of Shares for sale to the public, (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification and (iii) the expenses of anysales commissions for sales of the Shares (except such expenses as are specifically undertaken herein by each Fund).

Section 6. INDEMNIFICATION. Each Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith)  which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except in so far as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Company for use in the Registration Statement or Prospectus;  provided, however, that this indemnity agreement shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, in a final decision on the merits, that the person to be indemnified was not liable, by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (“disabling conduct”),  or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of directors of the Company who are neither “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or(b) an independent legal counsel in a written opinion. Each Fund’s agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon each Fund being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. Each Fund agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any of its Shares.

The Distributor agrees to indemnify, defend and hold each Fund and the Company, its officers and directors and any person who controls any Fund or the Company, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses(including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any of the above may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by any of the above resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Company for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor’s agreement to indemnify the Funds and the Company, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor’s being promptly notified of any action brought against any of the above, such notification being given to the Distributor at its principal business office.

Section 7. COMPLIANCE WITH SECURITIES LAWS. The Company represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Company, each Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d) hereof, all applicable state securities laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

Section 8. EFFECTIVENESS, DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to each Fund upon approval by a majority of both (a) the Board of Directors of the Company and (b) the Directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of this Agreement or the Plan or any agreements related to it, cast in person at a meeting called for the purpose of voting upon such approval. This Agreement shall continue in effect for a period of more than one year from the effective dates only for so long as such continuance specifically approved annually in the manner provided above. This Agreement may be terminated at any time, with respect to any Fund, without the payment of any penalty, by the Board of Directors of the Company, by a majority of the Directors of the Company who are not interested persons of the Company and who have no direct or indirect financial interest in this Agreement or the Plan or by vote of a majority of the outstanding voting Shares of any Fund, or by the Distributor, on not more than sixty (60) days’ nor less than thirty (30) days’  written notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

Section 9. AMENDMENTS OF THIS AGREEMENT. With respect to each Fund, this Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Company or by the vote of a majority of outstanding voting Shares of the respective Fund, and (ii) a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

Section 10. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid,

(1) to the Distributor at 445 Park Avenue, New York, N.Y. 10022,  Attention:  George A. Needham or (2) to the Company or any Fund at 445 Park Avenue, New York, N.Y. 10022,  Attention:  President, or such other addressor addresses as the parties hereto may designate in writing.

Section 11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

Section 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE NEEDHAM FUNDS, INC.

By:	/s/John Michaelson

Name:
Title:

NEEDHAM & COMPANY, INC.

By:	/s/ George A. Needham

Name:
Title:

Exhibit A

Needham Aggressive Growth Fund